EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Miller Industries, Inc. (the “Company”) on Form 10-Q for the period ending October 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Angelo Napolitano, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Dated: May 26, 2015
/s/ Angelo Napolitano
Angelo Napolitano Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Miller Industries, Inc. and will be returned by Miller Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.